Andersen, Andersen & Strong                       941 East 3300 South, Suite 202
Certified Public Accountants and Business Consultants Salt Lake City, Utah 84106
Member SEC Practice Section of the AICPA                  Telephone 801-486-0096
                                                               Fax: 801-486-0098
                                                        E-mail Kandersen@msn.com


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               ---------------------------------------------------

October 30, 1997

Eurotronics Holdings Incorporated
Salt Lake City, Utah

We hereby consent to the use of our audit report as of and for the year ended December 31, 1996 dated August 5, 1997, in the Form S-8 Registration Statement of Eurotronics Holdings Incorporated.


                                                 /s/Andersen, Andersen & Strong
                                                 Andersen, Andersen & Strong



         A member of ACP International with affiliated offices worldwide.